Exhibit 99.1

National CineMedia, Inc. Reports Results for
Fiscal Third Quarter 2019

Announces Quarterly Cash Dividend of $0.17 per Share
Updates Full Year 2019 Outlook
Centennial, CO - November 4, 2019 - National CineMedia, Inc. (NASDAQ: NCMI) (the Company), the managing member and owner of 48.6% of National CineMedia, LLC (NCM LLC), the operator of the largest cinema advertising network reaching movie audiences in North America, announced today consolidated results for the fiscal third quarter and first nine months ended September 26, 2019.

Total revenue for the third quarter ended September 26, 2019 increased 0.4% to $110.5 million from $110.1 million for the comparable quarter last year. Operating income decreased 5.4% to $40.0 million for the third quarter of 2019 from $42.3 million for the third quarter of 2018. Adjusted OIBDA decreased 3.5% to $51.7 million for the third quarter of 2019 from $53.6 million for the third quarter of 2018. Included in Adjusted OIBDA and operating income were $2.0 million and $0.0 million of non-cash impairment charges during the third quarter of 2019 and 2018, respectively, on investments obtained in prior years in exchange for advertising services. Net income attributable to NCM, Inc. for the third quarter of 2019 was $9.2 million, or net income of $0.12 per diluted share, compared to net income of $11.2 million, or net income of $0.14 per diluted share, for the third quarter of 2018. Adjusted OIBDA is a non-GAAP measure. See the tables at the end of this release for the reconciliations to the closest GAAP basis measurement.

Total revenue for the first nine months ended September 26, 2019 decreased 2.1% to $297.6 million from $304.0 million for the comparable period last year. Operating income decreased 5.2% to $88.6 million for the first nine months of 2019 from $93.5 million for the first nine months of 2018. Adjusted OIBDA decreased 4.0% to $124.0 million for the first nine months of 2019 from $129.2 million for the first nine months of 2018. Included in Adjusted OIBDA and operating income were $2.0 million and $0.4 million of non-cash impairment charges during the first nine months of 2019 and 2018, respectively, on investments obtained in prior years in exchange for advertising services. Net income attributable to NCM, Inc. for the first nine months of 2019 was $17.0 million, or net income of $0.22 per diluted share, compared to net income of $13.5 million, or net income of $0.16 per diluted share, for the first nine months of 2018. Adjusted OIBDA is a non-GAAP measure. See the tables at the end of this release for the reconciliations to the closest GAAP basis measurement.

The Company announced today that its Board of Directors has authorized the Company’s regular quarterly cash dividend of $0.17 per share of common stock. The dividend will be paid on November 29, 2019 to stockholders of record on November 14, 2019. The Company intends to pay a regular quarterly dividend for the foreseeable future at the discretion of the Board of Directors consistent with the Company’s intention to distribute over time a substantial portion of its free cash flow. The declaration, payment, timing and amount of any future dividends payable will be at the sole discretion of the Board of Directors who will take into account general economic and advertising market business conditions, the Company’s financial condition, available cash, current and anticipated cash needs, and any other factors that the Board of Directors considers relevant.

Commenting on the Company’s first nine months of 2019 operating results and full year 2019 positioning, NCM CEO Tom Lesinski said, “Although the third quarter was not quite as strong as we expected, we still grew our top line and have put a strategic growth plan in place that is designed to create shareholder value through increasing the quality and value of our on-screen media, growing our digital products and ad inventory, building a data-driven business, and optimizing our affiliate network, allowing us to deliver to our investors a substantial dividend driven by long-term revenue and free cash flow growth.”
2019 Outlook
For the full year 2019, the Company updates its outlook and expects total revenue to be down 1.4% to up 0.8% and Adjusted OIBDA to be down 5.1% to 0.2% from the full year 2018. The Company expects total revenue in the range of $435.0 million to $445.0 million for the full year 2019, compared to total revenue for the full year 2018 of $441.4 million and Adjusted OIBDA in the range of $195.0 million to $205.0 million for the full year 2019 compared to Adjusted OIBDA for the full year 2018 of $205.4 million. During 2019, the Company expects to record approximately $20.0 million to $21.0 million in integration and other encumbered theater payments from Cinemark and AMC associated with the Rave Theatres and Carmike Theatres acquisitions, which are recorded as a reduction of an intangible asset.
Supplemental Information
Integration and other encumbered theater payments due from Cinemark and AMC associated primarily with Rave Theaters and Carmike Theaters for the quarter ended September 26, 2019 and September 27, 2018 and nine months ended September 26, 2019 and September 27, 2018 were $5.6 million, $5.5 million, $13.7 million, and $13.3 million respectively. These payments were recorded as a reduction of an intangible asset on the Balance Sheet and thus are not included in operating results or Adjusted OIBDA.
Conference Call
The Company will host a conference call and audio webcast with investors, analysts and other interested parties November 4, 2019 at 5:00 P.M. Eastern Time. The live call can be accessed by dialing 1-877-407-9716 or for international participants 1-201-493-6779. Participants should register at least 15 minutes prior to the commencement of the call. Additionally, a live audio webcast will be available to interested parties at www.ncm.com under the Investor Relations section. Participants should allow at least 15 minutes prior to the commencement of the call to register, download and install necessary audio software.
The replay of the conference call will be available until midnight Eastern Time, November 18, 2019, by dialing 1-844-512-2921 or for international participants 1-412-317-6671, and entering conference ID 13695660. A replay of the audio webcast will also be available at www.ncm.com under the Investor Relations section.
About National CineMedia, Inc.
National CineMedia (NCM) is America’s Movie Network. As the #1 Millennial weekend network in the U.S., NCM is the connector between brands and movie audiences. According to Nielsen, more than 750 million moviegoers annually attend theaters that are currently under contract to present NCM’s Noovie pre-show in 57 leading national and regional theater circuits including AMC Entertainment Inc. (NYSE:AMC), Cinemark Holdings, Inc. (NYSE:CNK) and Regal Entertainment Group (a subsidiary of Cineworld Group PLC, LON: CINE). NCM’s cinema advertising network offers broad reach and unparalleled audience engagement with over 21,000 screens in over 1,700 theaters in 189 Designated Market Areas® (all of the top 50). NCM Digital goes beyond the big screen, extending in-theater campaigns into online and mobile marketing programs to reach entertainment audiences. National CineMedia, Inc. (NASDAQ:NCMI) owns a 48.6% interest in, and is the managing member of, National CineMedia, LLC. For more information, visit www.ncm.com.
Forward-Looking Statements
This press release contains various forward-looking statements that reflect management’s current expectations or beliefs regarding future events, including statements providing guidance and projections for the full year 2019. Investors are cautioned that reliance on these forward-looking statements involves risks and uncertainties. Although the Company believes that the assumptions used in the forward-looking statements are reasonable, any of these assumptions could prove to be inaccurate and, as a result, actual results could differ materially from those expressed or implied in the forward-looking statements. The factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are, among others, 1) level of theater attendance or viewership of the Noovie pre-show; 2) increased competition for advertising expenditures; 3) changes to relationships with NCM LLC’s founding members; 4) inability to implement or achieve new revenue opportunities; 5) failure to realize the anticipated benefits of the 2019 ESA Amendments; 6) technological changes and innovations; 7) economic conditions, including the level of expenditures on cinema advertising; 8) our ability to renew or replace expiring advertising and content contracts; 9) our need for additional funding, risks and uncertainties relating to our significant indebtedness; 10) reinvestment in our network and product offerings may require significant funding and resulting reallocation of resources; 11) fluctuations in operating costs; and 12) changes in interest rates. In addition, the outlook provided does not include the impact of any future unusual or infrequent transactions; sales and acquisitions of operating assets and investments; any future non-cash impairments of intangible and fixed assets; amounts related to litigation or the related impact of taxes that may occur from time to time due to management decisions and changing business circumstances. The Company is currently unable to forecast precisely the timing and/or magnitude of any such amounts or events. Please refer to the Company’s Securities and Exchange Commission filings, including the “Risk Factor” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 26, 2019, for further information about these and other risks. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result, of new information, future events or otherwise, except as required by law.

INVESTOR CONTACT:	MEDIA CONTACT:
Ted Watson	Amy Jane Finnerty
800-844-0935	212-931-8117
investors@ncm.com	amy.finnerty@ncm.com

NATIONAL CINEMEDIA, INC.
Condensed Consolidated Statements of Income
Unaudited
($ in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 26, 2019	September 27, 2018	September 26, 2019	September 27, 2018
Revenue	$110.5	$110.1	$297.6	$304.0
OPERATING EXPENSES:
Advertising operating costs	9.6	10.3	26.8	26.5
Network costs	3.2	3.2	10.1	10.0
Theater access fees-founding members	20.1	19.7	60.8	61.8
Selling and marketing costs	17.0	15.3	48.4	48.0
Administrative and other costs	10.4	9.3	32.2	34.7
Depreciation expense	3.4	3.1	10.0	9.0
Amortization expense (1)	—	6.9	—	20.5
Amortization of intangibles recorded for network theater screen leases (1)	6.8	—	20.7	—
Total	70.5	67.8	209.0	210.5
OPERATING INCOME	40.0	42.3	88.6	93.5
NON-OPERATING EXPENSES:
Interest on borrowings	13.8	14.4	42.4	42.3
Interest income	(0.4)	(0.3)	(1.4)	(1.0)
Loss (gain) on early retirement of debt, net	—	(0.3)	(0.3)	0.9
Loss (gain) on re-measurement of the payable to founding members under the tax receivable agreement	(0.5)	3.2	1.0	(4.6)
Other non-operating income	—	(0.1)	(0.3)	(0.1)
Total	12.9	16.9	41.4	37.5
INCOME BEFORE INCOME TAXES	27.1	25.4	47.2	56.0
Income tax expense	4.3	(0.3)	6.0	16.7
CONSOLIDATED NET INCOME	22.8	25.7	41.2	39.3
Less: Net income attributable to noncontrolling interests	13.6	14.5	24.2	25.8
NET INCOME ATTRIBUTABLE TO NCM, INC.	$9.2	$11.2	$17.0	$13.5

NET INCOME PER NCM, INC. COMMON SHARE:
Basic	$0.12	$0.15	$0.22	$0.18
Diluted	$0.12	$0.14	$0.22	$0.16

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	77,356,833	76,924,983	77,293,234	76,825,828
Diluted	77,883,571	77,485,561	77,687,393	156,987,736

Dividends declared per common share	$0.17	$0.17	$0.51	$0.51

(1)
Following the adoption of ASC 842 - Leases, amortization of intangible assets related to the common unit adjustments and upfront payments from affiliates for network screens are considered a form of lease expense and have been reclassified to this account as of the adoption date, December 28, 2018. The Company adopted ASC 842 prospectively and thus, prior period balances remain within amortization expense.

NATIONAL CINEMEDIA, INC.
Selected Condensed Balance Sheet Data
Unaudited ($ in millions)

	As of
	September 26, 2019	December 27, 2018
Cash, cash equivalents and marketable securities	$62.9	$75.6
Receivables, net	121.6	149.9
Property and equipment, net	32.1	33.6
Total assets	1,084.1	1,141.8
Borrowings, gross	903.3	931.4
Total equity/(deficit)	(122.3)	(89.2)
Total liabilities and equity	1,084.1	1,141.8

NATIONAL CINEMEDIA, INC.
Operating Data
Unaudited

	Quarter Ended
	September 26, 2019	September 27, 2018
Total Screens (100% Digital) at Period End (1)(6)	21,073	21,178
Founding Member Screens at Period End (2)(6)	16,852	16,777
DCN (Digital Content Network) Screens at Period End (3)(6)	20,655	20,779

	Three Months Ended		Nine Months Ended
(in millions)	September 26, 2019	September 27, 2018	September 26, 2019	September 27, 2018
Total Attendance for Period (4)(6)	163.4	164.7	497.4	535.8
Founding Member Attendance for Period (5)(6)	135.2	135.7	412.6	442.4
Capital Expenditures and Other Investments (7)	$3.6	$3.8	$10.5	$11.0

(1)	Represents the total screens within NCM LLC’s advertising network.
(2)	Represents the total founding member screens.
(3)	Represents the total number of screens that are connected to the Digital Content Network.
(4)	Represents the total attendance within NCM LLC’s advertising network.
(5)	Represents the total attendance within NCM LLC’s advertising network in theaters operated by the founding members.
(6)	Excludes screens and attendance associated with certain AMC Carmike, AMC Rave and Cinemark Rave theaters for certain periods presented.
(7)	Includes certain other implementation costs associated with Cloud Computing Arrangements.

NATIONAL CINEMEDIA, INC.
Operating Data
Unaudited
(In millions, except advertising revenue per attendee, margin and per share data)

	Three Months Ended		Nine Months Ended
	September 26, 2019	September 27, 2018	September 26, 2019	September 27, 2018
Revenue breakout:
National advertising revenue	$82.3	$80.8	$213.9	$214.4
Local advertising revenue	16.8	17.4	47.3	49.0
Regional advertising revenue	4.1	4.5	14.2	16.6
Total advertising revenue (excluding beverage)	$103.2	$102.7	$275.4	$280.0

Total revenue	$110.5	$110.1	$297.6	$304.0

Per attendee data:
National advertising revenue per attendee	$0.504	$0.491	$0.430	$0.400
Local advertising revenue per attendee	$0.103	$0.106	$0.095	$0.091
Regional advertising revenue per attendee	$0.025	$0.027	$0.029	$0.031
Total advertising revenue (excluding beverage) per attendee	$0.632	$0.624	$0.554	$0.523
Total revenue per attendee	$0.676	$0.668	$0.598	$0.567
Total attendance (1)	163.4	164.7	497.4	535.8

Other operating data:
Operating income	$40.0	$42.3	$88.6	$93.5
Adjusted OIBDA (2)	$51.7	$53.6	$124.0	$129.2
Adjusted OIBDA margin (2)	46.8%	48.7%	41.7%	42.5%

Earnings per share - basic	$0.12	$0.15	$0.22	$0.18
Earnings per share - diluted	$0.12	$0.14	$0.22	$0.16

(1)	Represents the total attendance within NCM LLC’s advertising network. Excludes screens and attendance associated with certain AMC Carmike, AMC Rave and Cinemark Rave theaters for certain periods presented.
(2)	Adjusted OIBDA and Adjusted OIBDA margin are not financial measures calculated in accordance with GAAP in the United States. See attached tables for the non-GAAP reconciliations.

NATIONAL CINEMEDIA, INC.
Non-GAAP Reconciliations
Unaudited
Adjusted OIBDA and Adjusted OIBDA Margin
Adjusted Operating Income Before Depreciation and Amortization (“Adjusted OIBDA”) and Adjusted OIBDA margin are not financial measures calculated in accordance with GAAP in the United States. Adjusted OIBDA represents operating income before depreciation and amortization expense adjusted to also exclude amortization of intangibles recorded for network theater screen leases, non-cash share based compensation costs and Chief Executive Officer transition costs. Adjusted OIBDA margin is calculated by dividing Adjusted OIBDA by total revenue. Our management uses these non-GAAP financial measures to evaluate operating performance, to forecast future results and as a basis for compensation. The Company believes these are important supplemental measures of operating performance because they eliminate items that have less bearing on its operating performance and so highlight trends in its core business that may not otherwise be apparent when relying solely on GAAP financial measures. The Company believes the presentation of these measures is relevant and useful for investors because it enables them to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that may have different depreciation and amortization policies, amortization of intangibles recorded for network theater screen leases, non-cash share based compensation programs, CEO turnover, interest rates, debt levels or income tax rates. A limitation of these measures, however, is that they exclude depreciation and amortization, which represent a proxy for the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. In addition, Adjusted OIBDA has the limitation of not reflecting the effect of the Company’s amortization of intangibles recorded for network theater screen leases, share based payment costs or costs associated with the resignation of the Company’s former Chief Executive Officer. Adjusted OIBDA should not be regarded as an alternative to operating income, net income or as an indicator of operating performance, nor should it be considered in isolation of, or as a substitute for financial measures prepared in accordance with GAAP. The Company believes that operating income is the most directly comparable GAAP financial measure to Adjusted OIBDA. Because not all companies use identical calculations, these non-GAAP presentations may not be comparable to other similarly titled measures of other companies, or calculations in the Company’s debt agreement.
The following tables reconcile operating income to Adjusted OIBDA for the periods presented (dollars in millions):

	Three Months Ended		Nine Months Ended		Year Ended
	September 26, 2019	September 27, 2018	September 26, 2019	September 27, 2018	December 27, 2018
Operating income	$40.0	$42.3	$88.6	$93.5	$154.3
Depreciation expense	3.4	3.1	10.0	9.0	12.1
Amortization expense (1)	—	6.9	—	20.5	27.8
Amortization of intangibles recorded for network theater screen leases (1)	6.8	—	20.7	—	—
Share-based compensation costs (2)	1.4	1.3	4.3	6.2	7.8
CEO transition costs	0.1	—	0.4	—	3.4
Adjusted OIBDA	$51.7	$53.6	$124.0	$129.2	$205.4
Total revenue	$110.5	$110.1	$297.6	$304.0	$441.4
Adjusted OIBDA margin	46.8%	48.7%	41.7%	42.5%	46.5%

Adjusted OIBDA	$51.7	$53.6	$124.0	$129.2	$205.4
Carmike and Rave Theaters integration and other encumbered theater payments recorded	5.6	5.5	13.7	13.3	21.4
Adjusted OIBDA after integration and other encumbered theater payments	$57.3	$59.1	$137.7	$142.5	$226.8

(1)
Following the adoption of ASC 842 - Leases, amortization of intangible assets related to the common unit adjustments and upfront payments from affiliates for network screens are considered a form of lease expense and have been reclassified to this account as of the adoption date, December 28, 2018. The Company adopted ASC 842 prospectively and thus, prior period balances remain within amortization expense.

(2)	Share-based compensation costs are included in network operations, selling and marketing and administrative expense in the accompanying financial tables as shown in the following table (dollars in millions).

	Three Months Ended		Nine Months Ended		Year Ended
	September 26, 2019	September 27, 2018	September 26, 2019	September 27, 2018	December 28, 2018
Share-based compensation costs included in network costs	$0.2	$0.1	$0.3	$0.4	$0.6
Share-based compensation costs included in selling and marketing costs	0.3	0.4	1.1	2.1	2.5
Share-based compensation costs included in administrative and other costs	0.9	0.8	2.9	3.7	4.7
Total share-based compensation costs	$1.4	$1.3	$4.3	$6.2	$7.8

Outlook (in millions)

Year Ending December 26, 2019
NCM, Inc.
	Low	High
Operating income	$150.1	$159.1
Depreciation expense	13.5	13.5
Amortization of intangibles recorded for network theater screen leases	27.0	27.0
Share-based compensation costs (1)	4.0	5.0
CEO transition costs	0.4	0.4
Adjusted OIBDA	$195.0	$205.0
Total revenue	$435.0	$445.0

(1)	Share-based compensation costs are included in network operations, selling and marketing and administrative expense in the accompanying financial tables.